Exhibit 5(b)

June 30, 2026

Ministry of Finance Government of Israel 1 Kaplan Street Hakirya, Jerusalem 91008 ISRAEL Re: Registration Statement of the State of Israel on Schedule B

Ladies and Gentlemen:

We have acted as special New York counsel for the Government of Israel (“Israel”) in connection with the preparation of the registration statement under Schedule B (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which Israel is registering U.S.$15,000,000,000 aggregate principal or maturity amount of its debt securities (the “Debt Securities”) to be offered and sold from time to time as set forth in the Registration Statement and the prospectus (including any amendments or supplements thereto, the “Prospectus”) contained therein. We have also examined the (a) the form of underwriting agreement (the “Underwriting Agreement”) previously filed with the Commission and made a part of the Registration Statement, and (b) the form of fiscal agency agreement by and between Israel and Citibank N.A. and the amendments thereto (together with the Underwriting Agreement, the “Agreements”) previously filed with the Commission and made a part of the Registration Statement.

In rendering the opinion expressed below, we have examined such certificates of public officials, government documents and records and other certificates and instruments, and have made such other investigations, as we have deemed necessary in connection with the opinion set forth herein. Furthermore, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authority of Israel to enter into the Agreements and cause the issuance of the Debt Securities, and the conformity to authentic originals of all documents submitted to us as copies. As to any document originally prepared in any language other than English and submitted to us in translation, we have assumed the accuracy of the English translation. We have further assumed that the Debt Securities will be delivered by Israel in accordance with applicable laws and sold as contemplated in the Registration Statement.

Ministry of Finance
June 30, 2026

This opinion is limited to the laws of the State of New York, and we do not express any opinion herein as to the effect of the laws of Israel or any other jurisdiction. To the extent the laws of Israel may be relevant to the opinions expressed below, we have with your permission and without having made any independent investigation with respect thereto, relied upon and assumed the correctness of the opinion of the Legal Advisor to the Ministry of Finance of the State of Israel to you, a copy of which is being filed as an exhibit to the Registration Statement, and our opinion herein is subject to any and all exceptions, reservations and limitations set forth therein.

Based upon and subject to the foregoing, we are of the opinion that when the Debt Securities have been duly authorized, issued and executed by Israel and authenticated, delivered and paid for as contemplated by the Agreements, the Prospectus and any amendment or supplement thereto, the Debt Securities will constitute valid and legally binding obligations of Israel under the laws of the State of New York, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and similar laws relating to or affecting creditors’ rights generally and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading “Validity of the Debt Securities” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Arnold & Porter Kaye Scholer LLP